EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
Washington, DC

We consent to the use in this Registration Statement of Molecular Pharmacology (USA) Limited on Form 14A, of our report dated January 27, 2006, appearing in the Prospectus and accompanying the pro forma financial information appearing in the Prospectus, which is part of the Registration Statement.

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP
Denver, Colorado
March 21, 2006